As Filed with the Securities and Exchange Commission on May 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3391143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

CBRE Group, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Laurence H. Midler

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

CBRE Group, Inc.

400 South Hope Street, 25th Floor

Los Angeles, California, 90071

(Name and address of agent for service)

(213) 613-3333

(Telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

(650) 251-5000

Fax: (650) 251-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.01 per share	9,900,000	$47.49(2)	$470,151,000(2)	$56,982.30

(1)

Represents 9,900,000 shares of the Registrant’s Class A Common Stock (“common stock”) issuable under the CBRE Group, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the 2019 Plan by reason of any stock split, stock dividend, recapitalization or any other similar transaction, effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of common stock.

(2)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on May 15, 2019.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8.

The document(s) containing the information specified in this Part I will be sent or given to participants in the CBRE Group, Inc. 2019 Equity Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows the Registrant to “incorporate by reference” the information that the Registrant files with them, which means that the Registrant can disclose important information by reference to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 7, 2019, March 5, 2019 and April 15, 2019;

(d)

all other reports filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since May 17, 2019 (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules); and

(e)

the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 3, 2004, pursuant to Section 12(b) of the Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Except as provided in the succeeding sentence, the Registrant’s amended and restated certificate of incorporation includes a provision that limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL.

The Registrant’s amended and restated certificate of incorporation and/or by-laws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law. Except as otherwise provided herein, the Registrant’s amended and restated certificate of incorporation and/or by-laws provide that it may additionally indemnify its agents and employees to the fullest extent permitted by Delaware law, but if such agent or employee is serving at another entity at the request of the Registrant, then the Registrant must indemnify such agent or employee. The indemnification provisions contained in amended and restated certificate of incorporation and/or by-laws of the Registrant are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Registrant maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s amended and restated certificate of incorporation, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of CBRE Group, Inc.	8-K	001-32205	3.1	05/23/2018
4.2	Amended and Restated By-Laws of CBRE Group, Inc.	8-K	001-32205	3.2	05/23/2018
4.3	Form of Class A common stock certificate of CBRE Group, Inc.	10-Q	001-32205	4.1	08/09/2017
5.1	Opinion of Simpson Thacher & Bartlett LLP					X
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)					X
99.1+	CBRE Group, Inc. 2019 Equity Incentive Plan					X

+	Denotes a management contract or compensatory arrangement

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 17, 2019.

CBRE GROUP, INC.

By:	/s/ ROBERT E. SULENTIC
Robert E. Sulentic
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Group, Inc., do hereby constitute and appoint Robert E. Sulentic, Leah C. Stearns, Laurence H. Midler, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ ROBERT E. SULENTIC Robert E. Sulentic	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2019

/s/ LEAH C. STEARNS Leah C. Stearns	Chief Financial Officer (Principal Financial Officer)	May 17, 2019

/s/ DARA A. BAZZANO Dara A. Bazzano	Senior Vice President, Global Finance and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2019

/s/ BRANDON B. BOZE Brandon B. Boze	Chair of the Board of Directors	May 17, 2019

/s/ BETH F. COBERT Beth F. Cobert	Director	May 17, 2019

/s/ CURTIS F. FEENY Curtis F. Feeny	Director	May 17, 2019

/s/ REGINALD H. GILYARD Reginald H. Gilyard	Director	May 17, 2019

/s/ SHIRA D. GOODMAN Shira D. Goodman	Director	May 17, 2019

/s/ CHRISTOPHER T. JENNY Christopher T. Jenny	Director	May 17, 2019

/s/ GERARDO I. LOPEZ Gerardo I. Lopez	Director	May 17, 2019

/s/ LAURA D. TYSON Laura D. Tyson	Director	May 17, 2019

/s/ RAY WIRTA Ray Wirta	Director	May 17, 2019

/s/ SANJIV YAJNIK Sanjiv Yajnik	Director	May 17, 2019